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                                                         EXHIBIT 10.7


                            THIS EMPLOYMENT CONTRACT

made and entered into this 1st day of September, 1996 between Patriot National Bank ("Employer"), a national banking association chartered through the Office of the Comptroller of the Currency; and Charles Wimer ("Employee")

         WHEREAS, Employee has agreed to be an Officer of the Bank;

         WHEREAS, the parties wish to establish the terms and conditions of Employee's employment,

         NOW, therefore, in consideration of the promises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                          1.   RELATIONSHIP AND DUTIES

         (a) Employer hereby employs Employee on the effective date hereof (as defined in paragraph 2 below) as an officer of the Bank to serve as Senior Vice President/Chief Financial Officer and to perform such services and duties as the Bank's President & CEO ("President") may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, Employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the direction of the President.

         (b) Employee accepts such employment and shall devote full time, attention, and best efforts to the diligent performance of duties herein specified and as an officer of the Bank. While employed by Employer, the Employee will not, without the prior written consent of the President, accept employment with any other individual, corporation, partnership, governmental authority or other entity, or engage in any other venture for profit which Employer or the Board may consider to be in conflict with the Bank's best interests or to be in competition with the Bank, or which may interfere in any way with the Employee's performance of his duties hereunder. It is understood that Employee does have the right to participate in passive investments including income producing real estate, not otherwise in conflict with Bank policy.

         (c) Whenever the term "Employer" is used herein, that term shall be deemed synonymous with the terms "the Bank", "President" or "the Board", whenever the context so requires.

         (d) Regarding the relationships and duties of the parties to this contract, the Employee shall not be required by Employer, as a part of daily duties, to perform or to participate in any activity which constitutes a violation of any state or federal law, rule, ordinance or regulation.





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                            2.   TERMS OF EMPLOYMENT

         Employee's employment hereunder shall commence upon the effective date of this contract. Said employment shall continue from the date of this agreement until December 31, 1998, unless terminated earlier pursuant to the terms hereof. Employee's employment pursuant to this agreement shall be terminated by the first to occur of any of the following:

         (a)     the death of the Employee;

         (b) the complete disability of the Employee. "Complete disability" as used herein shall mean the inability of Employee, due to illness, accident, or any other physical or mental incapacity, completely to fulfill his obligations hereunder for an aggregate of ninety (90) days within any period of 180 consecutive days during the term hereof;

         (c) The discharge of Employee by Employer for cause. "Cause" as used herein shall include, without limitation: dishonesty; theft; conviction of a crime, which is either a felony or misdemeanor other than any minor traffic violation; unethical business conduct; activity which is contrary to the Bank's interests; gross or repeated negligence in carrying out Employee's duties; or material violation of Employee's obligations hereunder. Should Employer deem specific activities contrary to the Bank's interest or that negligence by Employee in carrying out duties or any violation of Employee's obligations hereunder has occurred, notice of said activity, negligence or violation shall be provided by Employer to Employee along with a reasonable period of time in which to correct. Provided that such activity, negligence or violation is neither dishonest nor criminal, 30 days shall be deemed to be reasonable time in which to correct such deficiencies.

         (d) Discharge for "cause" will require approval by a two-thirds majority vote of the Board of the Bank. Termination of Employee's employment for cause shall include termination as an employee and officer of Employer.

                                3. COMPENSATION

         For all services which Employee may render to Employer during the term hereof, Employer shall pay to Employee, subject to such deduction as may be required by law, according to the schedule set out below:

         (a) Base Salary. From the effective date hereof, Employee shall receive for the term of this contract a salary based on an annual rate of $64,200, payable in equal semi-monthly installments, subject to such deductions as may be required by law. The Employee will receive performance reviews at least annually at the end of each fiscal year from the President, and the Employee's salary may be increased but not decreased at the sole discretion of the Board.





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                               4. OTHER BENEFITS

         During the term of the Employee's employment hereunder on and after the effective date (except as noted in this paragraph) Employer shall furnish to Employee: (i) A term life insurance policy providing for death benefits of two times base salary having a beneficiary designated by the Employee; (ii) A group health, hospitalization and dental insurance policy covering the Employee at no cost to the Employee other than such deductible as may be applicable to all other Employees of the Bank, and, if the Employee desires, covering the dependents and spouse of the Employee, if any, at no cost to the Employee; and
(iii) A long term disability insurance policy, as generally defined in the insurance industry, providing for benefits of at least 60% of Employee's basic monthly earnings not to exceed $5,000 monthly. This long term disability policy will be as consistent as reasonably possible with the definition of "complete disability" provided in paragraph 2(b) above. Supplemental long term disability benefits will be provided on an annual basis as deemed appropriate. The Employee will be allowed to participate in all other benefits provided to the company's employees.

                                 5.   EXPENSES


         Upon Employee's presentment to Employer of expense reports acceptable to Employer and which are in sufficiently detailed form to comply with standards for deduction of business expenses established from time to time by the Internal Revenue Service, Employer will reimburse Employee for such expenses approved by the Employer and incurred by Employee in connection with performance of duties hereunder.

                         6.  POST TERMINATION COVENANTS

         Employee agrees to not furnish, use, or divulge to anyone any confidential information of Employer acquired from Employer and relating to the Employer's business activities and further agrees, for one (1) year following such termination, Employee agrees that he will not, without the prior written consent of Employer: (i) furnish anyone with the name of, or any list or lists which identify, any customers or stockholders of the Employer or utilize such list or information; (ii) contact directly or indirectly any customer of Employer for the purpose of soliciting such person's business for another bank or similar financial institution; (iii) hire for any other employer (including self) any employee of Employer or directly or indirectly cause such employee to leave his or her employment to work for another; (iv) pursue an actual or potential business opportunity of interest to and which could be pursued by Employer which came to the attention of Employee in connection with employment with Employer and which Employee had not previously offered in writing to Employer with sufficient advance notice to allow Employer to examine and pursue or reject such opportunity. Excepted from the requirements of subparagraph (i) in this paragraph is any information which is or becomes publicly and available information through no fault or act of Employee.

         It is understood and agreed by the parties hereto that the provisions of this paragraph are independent of each other, and to the extent any provision or portion thereof shall be determined by a court of competent jurisdiction to be unenforceable, such determination shall not effect the validity or enforceability of any other provision of this paragraph or the remainder of this agreement.





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                            7. WAIVER OF PROVISIONS

         Failure by any of the parties hereto to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the obligation of future performance of any such term or condition or of any other term or condition of this agreement, unless such waiver is contained in writing signed by or on behalf of all the parties.

                               8.  GOVERNING LAW

         This agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia. If for any reason any provision of this agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the same shall not affect the remaining provisions hereof.

                         9.  MODIFICATION AND AMENDMENT

         This agreement contains the sole and entire agreement among the parties hereto and supersedes all prior discussions and agreements among the parties, and any such prior agreements shall, from and after the date hereof, be null and void. This agreement shall not be modified or amended except by an instrument in writing signed by on or behalf of all parties hereto.

                         10.  COUNTERPARTS AND HEADINGS

         This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this agreement.





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                             11.  INJUNCTIVE RELIEF

         In the event of a breach or threatened breach by Employee of any of the provisions of paragraph 2 or paragraph 7, and notwithstanding any other provision in this agreement, Employer, in addition to any other available rights or remedies, shall be entitled to such temporary restraining orders and permanent injunctions, as are allowable and authorized by the laws of the Commonwealth of Virginia based on the facts of the case, to restrain such breach by Employee and/or any persons directly or indirectly acting for or with him. Employee's obligations under paragraph 7 hereof shall remain binding and enforceable according to its terms notwithstanding expiration or termination of the other terms of this agreement or the termination of Employee's employment relationship with the Bank.

                                12.  SUCCESSORS

         This agreement shall inure to the benefit of and be binding upon the Employer, its successors and assignees and upon the Employee, heirs and personal representatives. Neither this agreement nor performance hereunder may be assigned by Employee.


         IN WITNESS WHEREOF, the parties hereto have executed this agreement under seal on the 27th day of September, 1996, to be effective as of the date first written above.

                                               EMPLOYEE:




              /s/                                             /s/
-----------------------------------            --------------------------------
Witness                                        Charles Wimer



                                               EMPLOYER:
                                               PATRIOT NATIONAL BANK
                                               national banking organization



            /s/                                                 /s/
----------------------------------             --------------------------------
Witness                                        Carroll C. Markley
                                               President & CEO